Applied Digital Announces Second AI Cloud Service Customer
Latest agreement represents the largest customer to date for Company’s new AI Cloud Service
DALLAS, June 23, 2023 -- Applied Digital Corporation (Nasdaq: APLD) (“Applied Digital” or the “Company”), a designer, builder, and operator of next-generation digital infrastructure that is designed for High-Performance Computing (“HPC”) applications, today announced that its recently launched AI Cloud Service, through its wholly-owned subsidiary Sai Computing, has secured its second AI customer with an agreement worth up to $460 million over 36-months.
“This agreement marks another milestone in APLD’s HPC/AI Infrastructure growth trajectory as we continue to strategically expand our focus on artificial intelligence cloud services in addition to our next-generation datacenters,” said Applied Digital CEO and Chairman, Wes Cummins. “As the AI industry continues to grow at unprecedented levels, we continue to see extraordinary demand for our new cloud service as a result.”

Last month, Applied Digital announced the launch of its Cloud Services which will provide high-performance computing power for AI applications. In conjunction with the launch of its AI Cloud Services, the Company announced the signing of its first AI customer with an agreement worth up to $180 million over 24-months.

Applied Digital continues to strategically push forward ongoing customer demand by adding capacity with its next-generation datacenters. The datacenters are ideal for hosting HPC applications that offer lower-cost, high-efficiency solutions compared to traditional datacenters that typically do not have the ability to provide the power density required for AI workloads.

About Applied Digital
Applied Digital (Nasdaq: APLD) designs, develops, and operates next-generation datacenters across North America to provide digital infrastructure solutions to the rapidly growing high-performance computing (HPC) industry. Find more information at www.applieddigital.com. Follow us on Twitter at @APLDdigital.
About Sai Computing
Sai Computing Holdings LLC. provides GPU computing solutions to help customers more cost-effectively execute critical AI, ML, rendering, web3, and other HPC workloads. Our infrastructure is purpose-built for high-performance at ultra-low cost. Find more information at www.saicomputing.com.
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